Exhibit 10.14

September 1, 2009

FCC, LLC d/b/a First Capital
3520 NW 58th Street
Oklahoma City, Oklahoma   73112

Re:	AGREEMENT OF SUBORDINATION AND ASSIGNMENT

The undersigned, H. Leigh Severance (“Creditor”), is a creditor of the undersigned, Aerogrow International, Inc. (“Borrower”), whose Liabilities (meaning herein any obligations of Borrower under any note, agreement, contract of suretyship, guaranty or accommodation, claim or right of action, and any other obligations of Borrower however and whenever created, arising or evidenced, whether direct or indirect, through assignment from third parties, absolute, contingent, or otherwise, now or hereafter existing, or due or to become due, including all interest which accrues on any such obligations both before and after the filing by or against Borrower of a petition under any chapter of Title 11 of the United States Code, as amended (the “Bankruptcy Code”), together with all collection costs and attorneys' fees), in favor of Creditor as of the date hereof aggregate $25,000, are described on Schedule A attached hereto, and may in the future increase (all such Liabilities of Borrower in favor of Creditor being collectively referred to herein as the “Junior Claims”).

For value received, and to induce you to enter into financial transactions with Borrower, including the making of a loan or loans to it or the entering into with it of any agreement with regard to the assignment of accounts receivable or other indebtedness in connection with the sale of goods or rendition of services made or to be made by Borrower, or to purchase or take by assignment receivables under any agreement with regard to the assignment of accounts receivable, or to cause letters of credit to be issued for the account of Borrower (all Liabilities of Borrower under any such loans and agreements, and all other Liabilities of Borrower in favor of you, being collectively referred to herein as the “Senior Claims”), Creditor hereby subordinates and postpones the Junior Claims to the Senior Claims.

In order to effect and secure such subordination, Creditor hereby assigns to you all of Creditor's right, title and interest in and to the Junior Claims and any security held therefor, and will deliver to you from time to time any and all instruments and documents (endorsed to you without recourse in the case of negotiable instruments) evidencing such Junior Claims, or will have entered on such instruments and documents such subordination legend as you may request, and Creditor will execute such other instruments and documents as you may from time to time require in connection therewith.  In the event that any Junior Claim is not evidenced by a negotiable instrument, Creditor hereby agrees that he will obtain an instrument or document from Borrower evidencing such Junior Claim.  In the event that such debt is not evidenced by a document, it shall nevertheless be deemed subordinated and assigned by virtue of this Agreement.

Creditor hereby grants to you irrevocable authority in the place and stead of Creditor and in the name of Creditor or in your name but for your use and benefit, at any time or times, after any default under the terms of any of the Senior Claims, in your discretion to demand, collect, compromise, file proofs of claim with respect to, receive (by way of dividends or otherwise) and take any and all legal proceedings for the recovery of any and all moneys due or to become due on account of the Junior Claims or any thereof, and to vote, give consents and take any other steps with regard thereto.  Any and all moneys so collected or received by you shall be retained indefeasibly by you for application to the payment in full of the Senior Claims then outstanding; provided, however, that upon termination of this Agreement by you and the indefeasible payment to you of moneys collected or received on account of Junior Claims and on account of Senior Claims aggregating an amount equivalent to all the matured and unmatured Senior Claims, you shall pay over to Creditor the excess, if any, of all moneys so received or collected on the Junior Claims and on the Senior Claims and release the balance of the Junior Claims and the Senior Claims which are still unpaid, and deliver to Creditor any and all instruments and documents, without any warranties of any nature or type whatsoever in respect thereof (endorsed to Creditor without recourse in the case of negotiable instruments) evidencing such Junior Claims and Senior Claims.  If you receive notice of any claim adverse to the rights or interests of Creditor in and to either the Junior Claims or the Senior Claims, or any moneys held by you in respect thereof, you shall be entitled to retain any and all such moneys, and documents and instruments evidencing such Junior Claims and Senior Claims without incurring any liability or debt to Creditor, until the adjudication or final settlement of the rights of such claimant against Creditor, and Creditor hereby agrees to indemnify and hold you harmless for any and all liability and expenses incurred by you and arising from or connected with the assertion of such claims.

Creditor hereby releases any lien on or security interest Creditor may have in any of Borrower’s assets, and Creditor and Borrower acknowledge and agree that the Junior Claims are and shall remain unsecured by any of Borrower’s assets unless and until the Senior Claims are repaid in full in cash and any commitment of yours to provide financing to Borrower is terminated.  Creditor hereby authorizes you to terminate any UCC financing statements naming Creditor as secured party and Borrower as debtor.

Creditor further agrees that so long as any Senior Claim remains unpaid, Creditor will not accept from Borrower any payment on account of, or any security for, any Junior Claim.  In case Borrower shall offer any payment on account of, or any security for, any Junior Claim, Creditor will direct that the same be made or delivered to you, and in the event of any moneys and/or security coming into the hands of Creditor on account of any Junior Claim from any source whatsoever, Creditor will receive the same solely as your agent in trust for you and will immediately turn over to you the same, in the form received.  If Creditor shall fail to endorse any instrument for the payment of money payable to Creditor or to Creditor's order, which has been turned over to you, you are hereby irrevocably constituted and appointed attorney-in-fact for Creditor with full power to make any such endorsement, and with full power of substitution.

At your request, Creditor hereby further agrees (i) to make notations on Creditor's books to the effect that such Junior Claim is subject to the provisions of this Agreement, (ii) to give you, upon request from time to time, access to Creditor's books with respect to such accounts and the right to make copies of such books, and (iii) to furnish you, upon request from time to time, with statements of such accounts between Creditor and Borrower.

Creditor hereby represents to you that (i) Borrower is now indebted to Creditor, without counterclaim, defense or offset on the Junior Claims described in Schedule A, (ii) Creditor has not heretofore assigned, transferred, created a security interest in, or otherwise encumbered such Junior Claims nor executed or delivered any other instrument or document adversely affecting the Junior Claims, (iii) the Junior Claims are not represented by any instruments or documents except such as have been endorsed or assigned and delivered to you, or which have been marked with such subordination legend as you have requested, and (iv) Creditor is not insolvent within any meaning of that term as of the date hereof.  Creditor agrees with you that Creditor will not assign, transfer, create a security interest in, or otherwise encumber, or subordinate in favor of any other creditor of Borrower, any Junior Claim and that any Junior Claim now or hereafter existing will not be represented by any instruments or documents other than those which have been endorsed or assigned and delivered to you or marked with such subordination legend as you have requested.

All moneys received by you on account of any Junior Claims shall belong to you and shall be retained indefeasibly by you for application to the payment of the Senior Claims.

For value received, and to induce you to enter into financial transactions with Borrower as described above, Borrower agrees that it will not pay or disburse any money or transfer any property to Creditor in payment of any of the Junior Claims until the Senior Claims are repaid in full and all financing arrangements between you and Borrower are terminated, and Borrower agrees that any breach or termination of this Agreement on Creditor's or Borrower's part shall constitute a default under all of the Senior Claims with the same force and effect as if this Agreement were incorporated into any such Senior Claims, and you may, without notice or demand declare all of the Senior Claims immediately due and payable.

This Agreement is a continuing agreement and, unless you shall have specifically consented in writing to its revocation, shall remain in full force and effect in all respects whether or not Borrower shall at any time be indebted to you.  If, after the payment of all Senior Claims, Borrower thereafter again becomes liable to you on account of any new Senior Claims, this Agreement shall thereupon in all respects become effective with respect to any such new Senior Claims without the necessity of any further act or understanding by Borrower and/or you.

If Creditor receives any payment on account of, or any security for, any Junior Claims at a time when there are no Senior Claims outstanding, Creditor will immediately notify you in writing of the receipt thereof.  In the event that Creditor fails to so notify you, and new Senior Claims are thereafter created, and if Borrower defaults with respect to the payment or performance of such new Senior Claims, in addition to and not in limitation of any other rights or remedies available to you hereunder, you shall have the right to receive and Creditor will immediately pay to you an amount equivalent to any such payment or the value of any such security received by Creditor and not reported to you.

With or without notice to or further assent from Creditor, you may at any time or times, either prior to or after any default on the part of Borrower with respect to either the Junior Claims or the Senior Claims:  (a) advance or refuse to advance additional credit to Borrower, (b) extend, refuse to extend, renew or change the Senior Claims or any thereof and waive any default under any thereof, and modify, rescind or waive any provision of any related agreement or collateral undertaking, including, but not by way of limitation, any provision relating to acceleration of maturity, (c) fail to set off any or all accrued balances or deposit balances or any part thereof on your books in favor of Borrower and release the same, (d) release, exchange, fail to resort to, or realize upon, or apply any security or any part thereof held by or available to you for the Senior Claims, and (e) generally deal with Borrower in such manner as you may see fit, all without impairing or affecting your rights and remedies under this Agreement.  Each such action and each such failure to act on your part shall be deemed to be at the request of Creditor and in reliance upon this Agreement.  Creditor hereby waives notice of the acceptance of this Agreement by you and of the effecting by you of any loans or extensions of credit to Borrower, and further waives notice of any default at any time or times on the part of Borrower.  This Agreement is not to be affected or impaired by any extension, renewal, release, arrangement, or composition which you may grant Borrower.

This Agreement revokes and supersedes any prior agreement of subordination or assignment with respect to the Junior Claims which may have been executed by Creditor in your favor.

No delay or failure on your part in exercising any right or remedy shall operate as a waiver thereof; and no single or partial exercise of any right or remedy shall preclude other or further exercises thereof or the exercise of any right or remedy; and no notice to or demand on Borrower or Creditor shall be deemed a waiver of any obligation or duty of Borrower or Creditor or of your right to take further action without notice or demand; nor in any event shall any modification, alteration or waiver of any of the provisions hereof be effective unless in writing and signed for or on behalf of you and then only in the specific instance for which given.

ALL PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THE JUNIOR CLAIMS OR THIS AGREEMENT, AND CREDITOR WAIVES ALL RIGHTS TO INTERPOSE THEREIN COUNTERCLAIMS OR OFFSETS OF ANY KIND.

Your rights and privileges hereunder shall inure to the benefit of your successors and assigns, including without limitation any substitute or replacement financier of Borrower, and this Agreement shall be binding upon the Creditor's and Borrower's respective heirs and personal representatives and successors and assigns.  Creditor and Borrower waive notice of assignment hereof.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, Borrower may pay, and Creditor may take and receive, regularly scheduled payments of principal and interest on the Junior Claims so long as (a) no default or event of default exists under that certain Loan and Security Agreement dated June 23, 2008 between Borrower and you, as amended, modified and/or restated from time to time (the “Loan Agreement”), or would otherwise be caused thereby; (b) after giving effect to the proposed payment, Borrower would have unused borrowing availability under the Loan Agreement of at least $250,000; and (c) at least five (5) business days prior to making any such payment, Borrower shall deliver to you a certificate of an officer of Borrower (i) setting forth the amount of and the date of such proposed payment, (ii) certifying that no default or event of default exists under the Loan Agreement, and (iii) setting forth calculations, in detail reasonably satisfactory to you, demonstrating compliance with the foregoing clauses (a) and (b).

IN WITNESS WHEREOF, Creditor and Borrower have executed this Agreement as of the 1st day of September, 2009.

CREDITOR:

H. LEIGH SEVERANCE

By: /s/ H. Leigh Severance

BORROWER:

AEROGROW INTERNATIONAL, INC.

By: /s/ H. MacGregor Clarke
      H. MacGregor Clarke
      Chief Financial Officer

The foregoing Subordination Agreement is accepted in Oklahoma City, Oklahoma this 1st day of September, 2009.

FCC, LLC d/b/a First Capital

By:	/s/ Lee E. Elmore
Lee E. Elmore,
Senior Vice President

Schedule A

Promissory Note dated September 1, 2009, in the amount of $25,000 executed by AeroGrow International, Inc. and payable to H. Leigh Severance.